                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-2
                                                     Distribution Date 7/15/2003

Section 5.2 - Supplement                                    Class A        Class B       Collateral                Total
--------------------------------------------------------------------------------------------------------------------------------
(i)    Monthly Principal Distributed                               0.00           0.00            0.00                     0.00

(ii)   Monthly Interest Distributed                        2,740,833.33     160,416.67       68,019.10             2,969,269.10
       Deficiency Amounts                                          0.00           0.00                                     0.00
       Additional Interest                                         0.00           0.00                                     0.00
       Accrued and Unpaid Interest                                                                0.00                     0.00

(iii)  Collections of Principal Receivables               86,882,876.51   4,936,527.07    6,911,137.90            98,730,541.49

(iv)   Collections of Finance Charge Receivables           6,959,268.20     395,412.97      553,578.15             7,908,259.32

(v)    Aggregate Amount of Principal Receivables                                                              32,975,113,135.29

                                       Investor Interest 550,000,000.00  31,250,000.00   43,750,000.00           625,000,000.00
                                       Adjusted Interest 550,000,000.00  31,250,000.00   43,750,000.00           625,000,000.00

                                              Series
       Floating Investor Percentage               1.90%          88.00%          5.00%           7.00%                  100.00%
       Fixed Investor Percentage                  1.90%          88.00%          5.00%           7.00%                  100.00%

(vi)   Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                   95.80%
               30 to 59 days                                                                                              1.31%
               60 to 89 days                                                                                              0.96%
               90 or more days                                                                                            1.93%
                                                                                                             -------------------
                                           Total Receivables                                                            100.00%

(vii)  Investor Default Amount                             3,099,237.52     176,093.04      246,530.26             3,521,860.82

(viii) Investor Charge-Offs                                        0.00           0.00            0.00                     0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                  0.00           0.00            0.00

(x)    Net Servicing Fee                                     458,333.33      26,041.67       36,458.33               520,833.33

(xi)   Portfolio Yield (Net of Defaulted Receivables)*                                                                    8.63%

(xii)  Portfolio Supplemented Yield                                                                                       9.65%

(xiii) Reallocated Monthly Principal                                              0.00            0.00                     0.00

(xiv)  Closing Investor Interest (Class A Adjusted)      550,000,000.00  31,250,000.00   43,750,000.00           625,000,000.00

(xv)   LIBOR                                                                                                           1.18000%

(xvi)  Principal Funding Account Balance                                                                                   0.00

(xvii) Accumulation Shortfall                                                                                              0.00

(xviii)Principal Funding Investment Proceeds                                                                               0.00

(xix)  Principal Investment Funding Shortfall                                                                              0.00

(xx)   Available Funds                                     6,500,934.87     369,371.30      517,119.82             7,387,425.98

(xxi)  Certificate Rate                                        5.98000%       6.16000%        1.93000%
--------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.

  By:
         ----------------------------
  Name:  Patricia M. Garvey
  Title: Vice President

                         Chase Manhattan Bank USA, N.A.
                      Monthly Certificateholder's Statement

                         Chase Credit Card Master Trust
                                  Series 1996-3

                                                     Distribution Date 7/15/2003

Section 5.2 - Supplement                                         Class A         Class B       Collateral                 Total
------------------------------------------------------------------------------------------------------------------------------------
(i)    Monthly Principal Distributed                                    0.00            0.00            0.00                    0.00

(ii)   Monthly Interest Distributed                             2,434,132.89      141,813.47       50,952.04            2,626,898.40
       Deficiency Amounts                                               0.00            0.00                                    0.00
       Additional Interest                                              0.00            0.00                                    0.00
       Accrued and Unpaid Interest                                                                      0.00                    0.00

(iii)  Collections of Principal Receivables                    65,080,487.48    3,697,735.22    5,177,025.33           73,955,248.04

(iv)   Collections of Finance Charge Receivables                5,212,909.44      296,186.45      414,676.74            5,923,772.63

(v)    Aggregate Amount of Principal Receivables                                                                   32,975,113,135.29

                                            Investor Interest 411,983,000.00   23,408,000.00   32,772,440.86          468,163,440.86
                                            Adjusted Interest 411,983,000.00   23,408,000.00   32,772,440.86          468,163,440.86

                                                     Series
       Floating Investor Percentage                    1.42%          88.00%           5.00%           7.00%                 100.00%
       Fixed Investor Percentage                       1.42%          88.00%           5.00%           7.00%                 100.00%

(vi)   Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                        95.80%
               30 to 59 days                                                                                                   1.31%
               60 to 89 days                                                                                                   0.96%
               90 or more days                                                                                                 1.93%
                                                                                                                  ------------------
                                                    Total Receivables                                                        100.00%

(vii)  Investor Default Amount                                  2,321,514.86      131,903.55      184,671.96            2,638,090.37

(viii) Investor Charge-Offs                                             0.00            0.00            0.00                    0.00

(ix)   Reimbursed Investor Charge-Offs/Reductions                       0.00            0.00            0.00

(x)    Net Servicing Fee                                          343,319.17       19,506.67       27,310.37              390,136.20

(xi)   Portfolio Yield (Net of Defaulted Receivables)*                                                                         8.63%

(xii)  Portfolio Supplemented Yield                                                                                           10.15%

(xiii) Reallocated Monthly Principal                                                    0.00            0.00                    0.00

(xiv)  Closing Investor Interest (Class A Adjusted)           411,983,000.00   23,408,000.00   32,772,440.86          468,163,440.86

(xv)   LIBOR                                                                                                                1.18000%

(xvi)  Principal Funding Account Balance                                                                                        0.00

(xvii) Accumulation Shortfall                                                                                                   0.00

(xviii)Principal Funding Investment Proceeds                                                                                    0.00

(xix)  Principal Investment Funding Shortfall                                                                                   0.00

(xx)   Available Funds                                          4,869,590.27      276,679.79      387,366.37            5,533,636.43

(xxi)  Certificate Rate                                             7.09000%        7.27000%        1.93000%
------------------------------------------------------------------------------------------------------------------------------------

* Effective with the November 02 Monthly Period, the yield from the Collections of Finance Charge Receivables portion of the Portfolio Yield is annualized based on a 365 day year / actual number of days in the calendar month.

  By:
         -------------------------------------
  Name:  Patricia M. Garvey
  Title: Vice President